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                                                                  Exhibit 3.2.1

                                     BYLAWS
                                       OF
                          SEQUOIA SOFTWARE CORPORATION
                             (Amended July 23, 1998)

                                    ARTICLE I
                                  STOCKHOLDERS

        Section 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation shall be held each year within seventy-five (75) days of the close of the Corporation's fiscal year, on a day to be duly designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other corporate business as may come before the meeting.

        Section 2. Special Meetings. Special meetings of the Stockholders may be called, at any time and for any purpose or purposes, by the Chairman of the Board, the President or the Board of Directors. Special meetings of the Stockholders shall be called forthwith by the Secretary of the Corporation, upon the request in writing of the holders shares possessing at least twenty-five percent (25%) of all votes entitled to be cast on the business to be transacted at such meeting; provided, however, that unless requested by Stockholders entitled to cast, in the aggregate, a majority of all votes entitled to be cast on the business to be transacted at such meeting, a special meeting shall not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding twelve
(12) months. Such request shall state the purpose or purposes of the meeting. The Secretary shall promptly notify the Stockholders making such request of the reasonably estimated costs of preparing and mailing notice of the requested meeting and, upon receipt by the Corporation of funds sufficient to meet such costs, shall provide notice of the requested meeting in the manner provided in these Bylaws. If the Secretary shall fail to issue a call for such meeting within three (3) days after receipt of such funds, then the Board of Directors, or the Stockholders owning of record a majority of the stock of the Corporation issued and outstanding and entitled to vote, may do so by giving fifteen (15) days' prior written notice of the time, place, and object of the meeting by advertisement inserted in a daily newspaper published in Baltimore, Maryland. Business transacted at all special meetings of Stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

        Section 3. Place of Holding Meetings. All meetings of Stockholders shall be held at the principal office of the Corporation, or elsewhere in the United States as may be designated by the Chairman of the Board or the President.


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        Section 4.      Notice of Meetings. Written notice of each meeting of
the Stockholders shall be mailed, postage prepaid by the Secretary, to each Stockholder entitled to vote thereat and to each other Stockholder entitled to notice, at his post office address as it appears upon the books of the Corporation, not less than ten (10) nor more than ninety (90) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held, and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

        Section 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders except as may be otherwise specifically provided by law, by the Charter of the Corporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present or represented, without any notice other than by announcement of the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called. In the event of the withdrawal of any Stockholder or Stockholders from a meeting which has been duly called and convened and at which a quorum was established, so that less than a quorum remains, the remaining Stockholders may continue to transact business until the adjournment of the meeting, notwithstanding such withdrawal.

        Section 6. Conduct of Meetings. Meetings of Stockholders shall be presided over by the Chairman of the Board or in his absence by the President of the Corporation or, if he is not present, by a Vice President, or, if none of said Officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

        Section 7. Voting. At all meetings of Stockholders, every Stockholder entitled to vote thereat shall have one (1) vote for each share of Common Stock standing in his name on the books of the Corporation on the date established in accordance with the provisions of Article IV of the Bylaws for the determination of Stockholders entitled to vote at the meeting, and every Stockholder shall be entitled to vote thereat the number of votes specified in the Charter of the Corporation for each share of Series A Convertible Preferred Stock standing in his name on the books of the Corporation on such date. Such vote may be either in person or by proxy duly appointed by an instrument in writing subscribed by such Stockholder, or his duly authorized attorney, and bearing a date not more than eleven (11) months prior to said meeting unless said instrument expressly provides for a longer period. Such proxy shall be dated, but need not be sealed,


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witnessed, or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as may be otherwise specifically provided by law, by the Charter of the Corporation or by these Bylaws. If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter; a vote shall so be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions concerning the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by a teller or tellers appointed by the chairman of the meeting.

        Section 8. Informal Action in Lieu of Meeting. Any action which may be taken at a meeting of Stockholders may be taken without a meeting if each Stockholder entitled to vote on the matter expressly consents to such action, and if any other Stockholder entitled to notice of such meeting expressly waives his right to dissent from such action. Such consents and waivers shall be in writing and shall be filed with the minutes of the proceedings of the Stockholders.

                                   ARTICLE II
                               BOARD OF DIRECTORS

        Section 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation.

        Section 2. Number and Term of Office. The number of Directors shall be that number set forth in the Charter of the Corporation. Directors need not be Stockholders. The Directors shall be elected each year at the annual meeting of Stockholders in the manner provided in the Charter of the Corporation, and each Director shall serve until his successor shall be duly elected and qualified.

        Section 3. Filling of Vacancies. In the event of vacancy in the Board of Directors -- whether by reason of a Director's death, resignation, disqualification or removal, or by reason of an increase in the number of Directors of the Corporation, or by any other reason or cause -- the vacancy shall be filled by the election of a successor Director in the manner provided in the Charter of the Corporation, and such substitute Director shall hold office until the next annual meeting of the Stockholders and thereafter until his successor shall be duly elected and qualified.

        Section 4. Removal of Directors. Any Director may be removed from office, with or without cause, at any special meeting of Stockholders duly called for that purpose, if a majority of the votes entitled to be cast by stockholders present at the meeting who, under the terms of the Charter of the Corporation, are entitled to elect that


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Director, are cast in favor of the removal of the Director.

        Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at least once during each quarter of each fiscal year of the Company, without notice other than this Bylaw. Regular meetings of the Board shall be held at the principal offices of the Company on the last business day of each such quarter commencing at 10:00 A.M. prevailing time or at such time(s) and place(s) as shall from time to time be determined by resolution of the Board; provided that notice of every resolution of the Board changing the time(s) or place(s) for the holding of any regular meeting(s) of the Board shall be mailed to each Director at least ten (10) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of Stockholders. Any business may be transacted at any regular meeting of the Board.

        Section 6. Special Meetings. Special meetings of the Board of Directors may be called, at any time and for any purpose or purposes, by the Chairman of the Board, the President, a Vice President or any two (2) Directors. The Secretary shall give notice of each special meeting of the Board of Directors by mailing the same at least three (3) days prior to the meeting, or by telegraphing the same at least one (1) day prior to the meeting, to each Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting; at any meeting, however, at which every Director shall be present, any and all business may be transacted, notwithstanding any indication otherwise in any notice thereof. Any Director may, in writing, waive notice of the time, place and purpose of any special meeting.

        Section 7. Place of Meeting and Offices. The Board of Directors may hold their meetings, have one or more offices, and keep the books and records of the Corporation at such place or places, either within or without the State of Maryland, as they may from time to time determine.

        Section 8. Quorum. Except as otherwise provided in the Charter of the Corporation, a majority of all of the Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Charter of the Corporation or by these Bylaws. In the event of the withdrawal by any Director or Directors from a meeting which has been duly called and convened and at which a quorum was established, so that less than a quorum remains, the remaining Directors may continue to transact business until the adjournment of the meeting, notwithstanding such withdrawal.


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        Section 9.      Compensation of Directors. Directors shall not receive
any salary for their services as such, but each Director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which committees, to the extent provided in the resolution, shall have and may exercise any powers of the Board of Directors which may by law be delegated to them, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

        Section 11. Telephonic Meetings. Directors may participate in any meeting convened pursuant to these Bylaws by means of a conference telephone or similar communications equipment, if all persons participating in such meeting can hear one another at the same time. Participation in a meeting by these means shall constitute presence in person at such meeting.

        Section 12. Informal Action in Lieu of Meeting. Any action which may be taken at a meeting of Directors or a Committee of Directors may be taken without a meeting if each Director (or each Committee member, as the case may be) expressly consents to such action in a writing which is filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE III
                                    OFFICERS

        Section 1. Election Tenure and Compensation. The Officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and such other Officers-e.g., one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers - as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The Officers shall be elected annually by the Board of Directors at the annual meeting of the Board, and each Officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner provided by this Bylaw. Except for the Chairman of the Board who must be a Director, an Officer may, but need not be, a Stockholder, a Director, or both. Any combination of the above Offices may be held by the same person, but no Officer shall


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act in more than one capacity to execute, acknowledge or verify any instrument which is required by law to be executed, acknowledged or verified by more than one Officer. The compensation or salary paid all Officers of the Corporation may be fixed by resolutions adopted by the Board of Directors. Except for otherwise expressly provided in a contract duly authorized by the Board of Directors, all Officers and agents of the Corporation shall serve at the pleasure of the Board of Directors and shall be subject to removal at any time by the affirmative vote of a majority of the Board of Directors.

        Section 2. Chairman of the Board. The Chairman of the Board shall be the senior executive officer of the Corporation and shall have the duty of the general care, supervision and direction of the affairs of the Corporation and shall be responsible for the supervision and direction of all of the other Officers of the Corporation. The Chairman of the Board may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. He may appoint committees for the best interests of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders of the Corporation. He may, in his discretion and when requested by other Directors, call meetings of the Board of Directors from time to time. The Chairman of the Board shall be ex officio a member of all standing committees. The Chairman of the Board shall also perform such other duties as may be assigned to him by the Board of Directors.

        Section 3. President. The President of the Corporation shall, subject to the supervision of the Chairman of the Board, have general charge and control of all of the business affairs and properties of the Corporation. The President may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. Subject to the supervision of the Chairman of the Board, he shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation, including without limitation, the powers to hire and discharge any employees or agents of the Corporation except as limited by a contract duly authorized by the Board of Directors; provided, however, that the President shall have no authority to discharge any other Officer of the Corporation from his office. He shall have such other powers and perform such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board.

        Section 4. Vice President. The Board of Directors may appoint one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Directors) may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. Each Vice President shall have such powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or by the President. In case of the absence or disability of the President, the duties of that office may be performed by any Vice President; the taking of any action by any Vice President in the place of the President shall be conclusive


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evidence of the absence or disability of the President.

        Section 5. Treasurer. The Treasurer shall give and have custody of all the funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositary or depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and the Board of Directors, whenever any of them so request, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond, if required by the Board of Directors in a sum and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other properties of whatever kind in his possession or under his control belonging to the Corporation. In general, the Treasurer shall perform all the duties generally incident to the office of treasurer of a corporation, subject to the control of the Board of Directors, the Chairman of the Board and the President.

        Section 6. Assistant Treasurer. The Board of Directors may appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have power (except as otherwise provided by resolutions of the Board of Directors) to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer; the taking of any action by any Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

        Section 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by law or by these Bylaws; in case of his absence, refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or by the Directors upon whose written requisition as provided in these Bylaws a meeting is called. The Secretary shall record all of the proceedings of the meetings of the Stockholders and of the Directors in minute books provided for that purpose. The Secretary shall attest to the execution by the Corporation of all instruments requiring the same. He shall have general charge of the stock transfer books of the Corporation; shall keep a register of the post office address of each Stockholder and each Director of the Corporation, as furnished by the same; and shall perform such other duties as may be


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assigned to him by the Directors, the Chairman of the Board or the President. In
general, the Secretary shall perform all the duties generally incident to the office of secretary of a corporation, subject to the control of the Board of Directors, the Chairman of the Board and the President.

        Section 8. Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries. Each Assistant Secretary shall have power (except as otherwise provided by resolution of the Board of Directors) to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary; the taking of any actions by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

                                   ARTICLE IV
                                  CAPITAL STOCK

        Section 1. Certificates of Stock. Each Stockholder shall be entitled to one or more certificates which shall represent and certify the number of shares of each class of stock in the Corporation which are owned by him. The certificates shall be of a form approved by the Board of Directors; shall be signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary; and may be sealed with the corporate seal. Certificates for each class of stock shall be consecutively numbered. The name and address of the holder of each certificate shall be entered in the books of the Corporation. Each certificate representing stock with respect to which the Corporation shall have established any preferences, limitations or restrictions shall bear a legend to the effect that the Corporation will furnish a full statement of the same to any Stockholder, upon request and without charge.

        Section 2. Transfer of Shares. Shares of stock in the Corporation may be transferred on the books of the Corporation only by the holder thereof, as shown on such books, either in person or by his duly appointed attorney. Upon surrender to the Corporation of a stock certificate, duly endorsed for transfer or otherwise accompanied by evidence of succession, assignment or authority to transfer which is acceptable to the Corporation, the Corporation shall cancel such certificate, issue a new certificate to the person entitled thereto, and enter the transaction in the Corporation's stock transfer books.

        Section 3. Lost Certificates. In the event that a stock certificate shall be lost, destroyed or stolen, another may be issued in its stead upon the presentation to the Corporation of an affidavit, from the person claiming such certificate, of such loss, destruction or theft. The Board of Directors may require, as a condition precedent to the


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issuance of the new certificate, that the person claiming the certificate give to the Corporation a bond with surety sufficient to indemnify the Corporation from any loss or expense which may arise as a result of the issuance of the new certificate.

        Section 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

        Section 5. Record Date and Closing of Transfer Books. The Board of Directors may set a record date for the purpose of determining which Stockholders are entitled to notice of or to vote at any meeting of Stockholders; which Stockholders are entitled to receive payment of any dividend or the allotment of any other rights; or for any other proper purpose. Such date shall be not more than ninety (90) days, and in the case of a meeting of Stockholders not less than ten (10) days, before the date on which the meeting or action requiring such determination of Stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period of not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, the date on which such books shall be closed shall be at least ten
(10) days before the date of such meeting.

                                    ARTICLE V
                             BANK ACCOUNTS AND LOANS

        Section 1. Bank Accounts. Such Officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such depositary institution or institutions as from time to time shall be designated by the Board of Directors; such Officers or agents of the Corporation as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any depositary institution or institutions, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the Corporation, and made or signed by such Officers or agents; and each depositary institution with which funds of the Corporation are so deposited is authorized to accept, honor, cash, and pay, without limit as to the amount, all checks, drafts, or other instruments or orders for the payment of money, when drawn, made or signed by Officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such Officers or agents by the Board of Directors shall have been received by such depositary institution. From time to time there shall be certified to the depositary institution or institutions in which funds of the Corporation are deposited, the


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signatures of the Officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

        Section 2. Loans. Such Officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors from time to time shall designate; and, as security for the repayment of such loans, advances, or other forms of credit, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and, for such loans, advances or other forms of credit, to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such Officers or agents shall deem proper; and, also, to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. From time to time there shall be certified to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the Officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such Officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

                                   ARTICLE VI
                                 REIMBURSEMENTS

        As a condition of employment, any payments made to an Officer or other employee or agent of the Corporation, such as salary, commission, interest or rent, which shall be disallowed in whole or in part as a deductible expense of the Corporation by the Internal Revenue Service, shall be reimbursed by such Officer or other agent or employee of the Corporation to the full extent of such disallowance. Reimbursement shall not be required, however, with respect to any amount of business meal or entertainment expense which is not allowable as a deduction solely because of Section 274(n) of the Internal


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Revenue Code of 1986 or any similar statutory reduction of amounts which otherwise would be deductible. It shall be the duty of the Board of Directors, as a Board, to enforce reimbursement of each such amount disallowed. In lieu of payment by the Officer or other agent or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE VII
                                    DIVIDENDS

        The Board of Directors may declare dividends upon the shares of stock in the Corporation which may be payable in cash, property or shares of stock in the Corporation, subject to any applicable provisions of law or the Charter of the Corporation. Before the payment of any dividend the Board of Directors may set aside, from corporate funds otherwise available for dividends, such sums as the Board shall deem advisable as a reserve fund for expenditures, liabilities or contingencies, or for such other purpose as the Board shall determine to be advisable and in the best interests of the Corporation. Any reserve so established may be subsequently abolished or applied by the Board of Directors in such manner and to such effects as the Board shall deem advisable and in the best interest of the Corporation.

                                  ARTICLE VIII
                                 INDEMNIFICATION

        Section 1. Indemnification. The Corporation shall indemnify its Directors and Officers as provided in its corporate charter or as the Board of Directors shall determine.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

        Section 1. Fiscal Year. The fiscal year of the Corporation shall end on such day as shall be duly designated from time to time by the Board of Directors.

        Section 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any Stockholder, Director or Officer, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each Stockholder, Director or Officer at such address as appears on the books of the Corporation or, in default of any other address, to such Stockholder, Director or Officer at the general post office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any Stockholder, Director


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or Officer may waive any notice required to be given under these Bylaws. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE X
                                   AMENDMENTS

        The Stockholders shall have full power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws, at any annual meeting as part of the general business of such meeting, or at any special meeting provided there was stated in the notice of such special meeting given to the Stockholders the substance of such proposed amendment, alteration or repeal. In addition, the Board of Directors shall have full power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws, at any regular or special meeting as part of the general business of such meeting.

        Accepted as the Bylaws of the Corporation by its Board of Directors on November 21, 1996, as amended by the Board of Directors and stockholders of the Corporation on July 23, 1998.
                                        /s/ Marc E. Rubin           (SEAL)
                                        ----------------------------------
                                        Marc E. Rubin, Assistant Secretary






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